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                                   EXHIBIT 11

















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                      GENZYME CORPORATION AND SUBSIDIARIES

               EXHIBIT 11 - COMPUTATION OF WEIGHTED AVERAGE SHARES
                   USED IN COMPUTING INCOME PER SHARE AMOUNTS
                            (Unaudited, in thousands)

                                                                           THREE MONTHS ENDED
                                                              -------------------------------------------
                                                                  MARCH 31, 1997        MARCH 31, 1996
                                                              --------------------   --------------------
                                                                COMMON                 COMMON
                                                              AND COMMON  ASSUMING   AND COMMON  ASSUMING
                                                              EQUIVALENT    FULL     EQUIVALENT    FULL
                                                                 SHARES   DILUTION     SHARES    DILUTION
                                                              ----------  --------   ----------  --------

GENZYME GENERAL STOCK:
   Common stock outstanding, beginning of period ...........     75,537     75,537     62,372     62,372

   Weighted average common stock issued during the period ..        111        111      1,662      1,662

   Weighted average common stock assuming
      exercise of options ..................................      2,578      2,577      4,238      4,243

   Weighted average common stock assuming
      exercise of warrants .................................         11         11      3,109      3,237

   Weighted average common stock assuming conversion of
      6 3/4% Convertible Subordinated Notes ................         --         --         (A)     2,678
                                                                 ------     ------     ------     ------

   Weighted average number of shares outstanding ...........     78,238     78,237     71,381     74,192
                                                                 ======     ======     ======     ======

GENZYME TISSUE REPAIR STOCK:
   Common stock outstanding, beginning of period ...........     13,162                12,113

   Weighted average common stock issued during the period ..         16                   133

   Weighted average common stock assuming
    exercise of options ....................................         (B)                   (B)

   Weighted average common stock assuming
    exercise of warrants ...................................         (B)                   (B)

   Weighted average common stock assuming conversion of
    6 3/4% Convertible Subordinated Notes ..................         --                    (A)
                                                                 ------                ------

   Weighted average number of shares outstanding ...........     13,178                12,246
                                                                 ======                ======



(A) These securities are "other potentially dilutive" securities which effect is included, to the extent such effect is dilutive, in the determination of weighted average shares assuming full dilution.

(B)   The effect of assumed conversion is antidilutive.